                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Major Automotive Companies, Inc.
Long Island City, New York


      We hereby consent to the incorporation by reference in the Prospectuses constituting a part of the Registration Statements on Form S-3 filed on January 18, 2000 and May 26, 2000 of our report dated April 12, 2002 relating to the financial statements of The Major Automotive Companies, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        /s/ BDO Seidman, LLP
                                        ---------------------------

New York, New York
April 12, 2002